EXHIBIT 99.1

For Immediate Release

Contact:
(Company)                               (Corporate Communications)
Barbara Duncan                                  Kathleen Eppolito
Chief Financial Officer                         Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                        (718) 281-1809
(201) 968-0980

          DOV PHARMACEUTICAL, INC. ANNOUNCES THIRD QUARTER 2003 RESULTS

Hackensack, NJ, November 14, 2003. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) today announced results for the third quarter ended September 30, 2003.

Third Quarter 2003 Performance

For the third quarter of 2003, the Company reported a net loss of $7.4 million, or $0.45 per share, compared with $2.6 million, or $0.18 per share, for the comparable period last year. For the nine months ended September 30, 2003, the Company reported a net loss of $14.7 million, or $0.97 per share, compared with $10.3 million, or $0.98 per share, for the comparable period last year. Included in the net loss for the nine months ended September 30, 2003 was $3.4 million of net non-cash expenses. Net cash used in operating activities for the nine months ended September 30, 2003 totaled $13.8 million. The net cash used in operating activities for the three months ended September 30, 2003 was $5.4 million as compared to $4.7 million for the three months ended June 30, 2003. At September 30, 2003, cash and cash equivalents and marketable securities totaled $63.7 million.

The comparative increase in net loss of $4.8 million for the third quarter was primarily the result of a decrease of $504,000 in revenue due to the termination of a license agreement with Biovail (described below), and an increase of $3.2 million in operating expenses as the Company advanced its products through clinical and preclinical trials and toxicology studies, added new employees to support its expanded operations and increased general and administrative expenses to support public company administration. Included in this increase is $288,000 of non-cash expenses. In addition, the Company reported an increase of $753,000 in non-cash interest expense related to the beneficial conversion feature of the interest accrued on the promissory notes issued to Elan, and a decrease in other income of $421,000. In the third quarter 2002, other income consisted primarily of an increase of $683,000 in value of the warrants to acquire Neurocrine common stock, which the Company earned in 2001 upon the achievement of a certain milestone, offset by the increase in its liability to Wyeth of $239,000 associated with the warrants. This resulted in an overall net income of $444,000 associated with these warrants. As

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the Company disposed of the warrants in the second quarter of 2003, no such income was recorded in the third quarter of 2003.

The comparative increase in net loss for the nine months ended September 30, 2003 of $4.5 million was primarily the result of an increase of $1.1 million in revenue due to the termination of a license agreement with Biovail, offset by an increase in operating expenses of $7.5 million as the Company advanced its products through clinical and preclinical trials and toxicology studies, incurred a fee of $1.0 million upon termination of the Biovail relationship, added new employees to support its expanded operations and increased general and administrative expenses to support public company administration. Included in this increase is $412,000 of non-cash expenses. The overall increase of $7.5 million was offset by a decrease in the loss in investment in DOV Bermuda of $659,000 for the nine months ended September 30, 2002 as the Company is now consolidating the results of the Company's joint venture with Elan. The Company also reported an increase in non-cash interest expense of $374,000 for the nine months ended September 30, 2003 related to the beneficial conversion feature of the interest accrued on the promissory notes issued to Elan offset by a net decrease in other expense of $1.5 million, primarily due to the $1.6 million of income recognized from an insurance recovery (described below).

In March 2003, the Company entered into a separation agreement with Biovail that provided for the return of the Company's December 2000 patent for a proprietary controlled release formulation of diltiazem and termination of the 2001 exclusive license agreement with Biovail for development of a DOV formulation of diltiazem for the treatment of angina and hypertension. The separation agreement ends the Company's performance obligations and it recognized the remaining deferred revenue, totaling $3.0 million as of December 31, 2002, as revenue in the first quarter of 2003.

In April 2003, the Company received a court order approving the proposed settlement with plaintiffs in class action shareholder lawsuits filed following its initial public offering. Pursuant to the settlement agreement, the Company paid to the class members (inclusive of their attorney fees and costs) $250,000 and issued them 500,000 six-year warrants to purchase its common stock at an exercise price of $10.00 per share.

In connection with the securities class action lawsuits described above, the Company reached an agreement with the primary carrier of its directors' and officers' insurance policy such that the carrier paid to the Company $1.6 million in settlement for the shareholders' class action lawsuit as described above. The primary carrier will provide directors' and officers' insurance for the next three years at a predetermined premium that the Company believes is competitive.

Recent Highlights:

August 2003

The Company:

      o Completed a Phase I single dose clinical trial investigating the pharmacokinetic profile of 60 mg of ocinaplon in 181 male and female subjects. Ocinaplon is DOV's novel anti-anxiety product candidate.

      o Completed a Phase I clinical trial investigating the pharmacokinetic profile of two formulations of ocinaplon. The clinical trial evaluated 53 subjects with a single 120 mg dose.

September 2003

The Company:

      o Announced positive efficacy and safety results for its Phase III clinical trial investigating its novel, non-narcotic analgesic, bicifadine, in the treatment of moderate to severe post-surgical dental pain. These data indicate that bicifadine is an effective analgesic as compared to placebo, with an efficacy at least equivalent to tramadol.

      o Received notice from its licensee, Neurocrine, that preliminary top line results from the first indiplon modified release Phase III clinical trial, indicate that indiplon achieved statistically significant results that demonstrate patients with chronic insomnia taking indiplon 30 mg fell asleep more rapidly and stayed asleep longer.

October 2003

The Company:

      o Received notice from the Food and Drug Administration that it had placed on hold the start of the Phase III pivotal trial of ocinaplon. The FDA has requested that DOV produce additional safety information satisfactory to the agency in order to remove the hold and permit DOV to commence the trial. The Company intends to diligently assemble the necessary information in accordance with FDA comments and communicate further with the FDA as soon as reasonably practicable.

      o Announced the appointment of Dr. Warren Stern, currently serving as a consultant, as Senior Vice President, Drug Development. Dr. Stern was previously Senior Vice President, Scientific and Medical Affairs, of Paraxel International Corporation. He will join the Company full-time in early December 2003.

      o Purchased 100% of DOV and Elan's joint venture operating company established in 1999 to develop controlled release formulations of bicifadine and ocinaplon.

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      o     Initiated a two-year carcinogenicity study for bicifadine.

November 2003

The Company:

      o Completed dosing of up to 150 mg a day of DOV 21,947 in a Phase Ia clinical trial without observing any dose-limiting adverse effects. The Company intends to initiate a Phase Ib clinical trial of multiple doses of DOV 21,947 in the first quarter of 2004.

      o Received notice from its licensee, Neurocrine, that data from an indiplon immediate release Phase I clinical trial showed that elderly subjects given indiplon in 5 mg or 10 mg doses with middle-of-the-night administration did not experience next morning residual effects as compared to placebo using standard measurements of psychomotor function and alertness. In the same study, patients given zopiclone 3.75 mg, the approved starting dose in Europe for the treatment of elderly patients with insomnia, experienced significant impairment the next morning as compared with placebo.

"Over the last four months with one exception, we have made steady progress in the clinical development programs and are particularly excited about the positive results from our recently completed Phase III trial of bicifadine. We intend to launch another Phase III trial in a different pain model in the first half of 2004. We were also pleased with our success in obtaining all rights to both bicifadine and ocinaplon from Elan. However, we were surprised and disappointed by the FDA's decision to place our scheduled Phase III clinical trial of ocinaplon on hold. We are presently assembling clinical safety data that we hope will convince the agency to lift the clinical hold," said Dr. Arnold Lippa, Chief Executive Officer of DOV Pharmaceutical, Inc.

DOV Pharmaceutical, Inc. is a biopharmaceutical company focused on the discovery, in-licensing, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular and urological, that involve alterations in neuronal processing. The Company has six product candidates in clinical trials addressing therapeutic indications with significant unmet needs.

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

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      o     demonstrate the safety and efficacy of product candidates at each stage of development;

      o meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;

      o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

      o meet obligations and achieve milestones under our license and other agreements;

      o obtain and maintain collaborations as required with pharmaceutical partners;

      o     obtain substantial additional funds;

      o obtain and maintain all necessary patents, license or other intellectual property rights; and

      o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Other factors that may cause our actual results to differ materially from our forward-looking statements include the fact that we or the FDA may suspend one or more of our clinical trials, patient recruitment may be slower than expected or patients may drop out of our clinical trials and our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 31, 2003. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.

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                            DOV PHARMACEUTICAL, INC.
                         CONSOLIDATED BALANCE SHEET DATA

                                               December 31,        September 30,
                                                  2002                2003
                                               ------------        -------------
                                               (Unaudited)         (Unaudited)
            Cash and cash equivalents .......  $37,859,573         $31,045,440
            Marketable securities ...........   22,486,051          32,646,368
            Working capital .................   54,113,719          61,187,160
            Total assets ....................   66,150,447          65,474,964
            Long-term debt ..................   13,800,321          14,609,379
            Total stockholders' equity ......   40,759,359          47,108,629

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Three Months Ended                 Nine Months Ended
                                                        September 30,                      September 30,
                                                 -----------------------------     -----------------------------
                                                     2002             2003             2002             2003
                                                 ------------     ------------     ------------     ------------
                                                          (Unaudited)                       (Unaudited)
Revenue .....................................    $    503,899     $         --     $  1,847,553     $  2,968,750
Operating expenses:
    Royalty and licensing expense ...........              --               --               --        1,000,000
    General and administrative expense ......         807,581        1,480,009        2,793,466        3,985,026
    Research and development expense ........       2,628,143        5,146,689        7,229,931       12,513,114
                                                 ------------     ------------     ------------     ------------
       Loss from operations .................      (2,931,825)      (6,626,698)      (8,175,844)     (14,529,390)
Loss in investment in DOV Bermuda ...........        (150,533)              --         (659,188)              --
Interest income .............................         319,250          243,195          600,222          678,800
Interest expense ............................        (263,162)      (1,015,668)      (1,647,960)      (2,022,185)
Other income (expense), net .................         421,943              520         (388,029)       1,128,205
                                                 ------------     ------------     ------------     ------------
       Net loss .............................    $ (2,604,327)    $ (7,398,651)    $(10,270,799)    $(14,744,570)
                                                 ============     ============     ============     ============

Basic and diluted net loss per share ........    $      (0.18)    $      (0.45)    $      (0.98)    $      (0.97)
                                                 ============     ============     ============     ============

Weighted average shares used in computing
    basic and diluted net loss per share ....      14,414,038       16,322,794       10,438,737       15,165,913